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                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3; Registration No. 33-52863) and related Prospectus of SAFECO Corporation for the registration of $200,000,000 of its debt securities and to the incorporation by reference therein of our report dated February 11, 1994, with respect to the consolidated financial statements and schedules of SAFECO Corporation and its subsidiaries included and/or incorporated by reference in its Annual Report (Form 10-K/A, Amendment 1) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                          Ernst & Young


Seattle, Washington
July 25, 1994